SCHEDULE 14A INFORMATION
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		 SECURITIES EXCHANGE ACT OF 1934

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			      ####

Material filed May 17, 1996, Revising Material Filed May 15, 1996.



[UtiliCorp Logo]                                         [KCPL Logo]



			 A GUIDE TO THE MERGER

FIVE REASONS WHY WE BELIEVE THAT SHAREHOLDERS SHOULD
SUPPORT THE KCPL/UCU MERGER

- -    We believe that the KCPL/UCU merger brings added value to
     shareholder through enhanced earnings and dividend growth
     See "Growth Strategies" on pages 11-15 below and "Newco
     Dividend" on page 20 below.

- -    We believe that the KCPL/UCU merger provides shareholder of
     KCPL with reduced business risk See "Change in Business Risk for KCPL" on page 8 below; and "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors" on page 38 of the Proxy Statement/Prospectus.

- -    We believe that the KCPL/UCU merger creates an energy company positioned to compete in the evolving energy markets
     See "Growth Strategies" on pages 11-15 below; and "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors" on page 39 of the Proxy Statement/Prospectus.

- -    We believe that the KCPL/UCU merger will drive greater growth and create more value than could be achieved as separate companies See "Synergies" on pages 9-10 below.

- -    We believe that the KCPL/UCU merger blends the best of both worlds -
     conservatively managed, well-capitalized financial position coupled with an aggressive strategy for growth See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors" on page
     39 of the Proxy Statement/Prospectus.

MAJOR DRIVERS

[Picture Image]

ENERGY INDUSTRY

- -    Technology

- -    Customers

- -    New Entrants

- -    Regulatory and Legislative Reform

KCPL AND UCU BELIEVE THAT THEIR MERGER REPRESENTS THE PERFECT
MERGER OF EQUALS

[Triangle]

- -    Achievable

- -    Strategic

- -    Credible

TERMS OF MERGER

- -    Merger of equals

- -    The transaction has been unanimously approved by both boards

- -    KCPL shareholders receive one share of Newco for each KCPL share owned

- -    UtiliCorp shareholders receive 1.096 shares of Newco for
     each UtiliCorp share owned

- -    Regulatory and shareholder approval

STRATEGIC MERGER

- -    KCPL AND UCU believe that their merger blends the best of two worlds --

     - a conservatively managed, well-capitalized company with an aggressive strategy for growth and strong marketing and entrepreneurial skills

COMPLEMENTARY STRENGTHS

[Triangle]

- -    Growth-oriented

- -    Operating and financial strength

- -    National/international


 . . . . that we believe deliver benefits to all key stakeholders
See "We Believe That the KCPL/UCU Merger Will Benefit Stakeholders" on pages 18 and 19 below.

CHANGE IN BUSINESS RISK FOR KCPL

Type of Business Risk                        Change

Asset Concentration (Nuclear)      -    Nuclear Asset Concentration Reduced
					- 45% net plant to 26% net plant
					- 119% of equity to 58% of equity

Energy Product Concentration       -    Adds gas product to electric product
				   -    Adds gas distribution to total
					electric distribution
					     - 0% gas revenue to 25% of total
					       revenue

Service Territory/Geographic/      -    Adds six states, British Columbia,
Customer Concentration                  New Zealand and Australia to Regulated
					Service Territories
				   -    Adds 2 million customers to
					existing 430,000
				   -    Indirectly reaches over 22
					million customers considering
					non-regulated operations
				   -    Climate diversity

Regulatory Concentration           -    Diversifies Regulatory risk by adding
					seven (7) regulatory jurisdictions

Supplemental support will be provided.

SYNERGIES      Net cost savings of $606 million over first 10 years

See "The Merger -- Reasons for the Merger; Recommendations of the
Board of Directors on page 40 of the Proxy Statement/Prospectus.

[Picture Image of various utility activities]

SYNERGIES

SYNERGIES - Total $606 million
	   (Net of transaction costs)

[Hexagon]

- -    EXECUTIVE & ADMINISTRATIVE SUPPORT $65 million

- -    GENERATE ENERGY $315 million

- -    DISTRIBUTE AND TRANSPORT ENERGY $32 million

- -    INFORMATION TECHNOLOGY $113 million

- -    PURCHASING/MATERIALS & FACILITIES $51 million

- -    FLEET & FACILITIES $30 million

GROWTH STRATEGIES

We believe that a KCPL/UCU combination --

- -    Is a forward-looking transaction to position for competition

- -    Will create a formidable competitor in the evolving energy services industry

- -    Will provide opportunities for significant earnings in
     two areas:

     -    Managing the core regulated utility business

     - Growth from national and international non-regulated activities

GROWTH STRATEGIES

We believe that the KCPL/UCU merger provides significant opportunities for growth through managing the core regulated utility business --

- -    $606 million net in pretax synergies over 10 years

- -    Additional opportunities for efficiencies

     -    Best practices and continued reengineering

     -    Apply CellNet technology to UCU service territory

     - Lever future investments in technology over a wider customer base

	  -    Distribution Automation

	  -    SCADA

	  -    Energy Management Systems

GROWTH STRATEGIES

We believe that the KCPL/UCU merger provides significant opportunities for growth through domestic and international independent power projects --

- -       Geographically diverse

- -       Leverage proven acquisition strategy

- -       Export operation expertise

- -       Expanded access to capital markets

GROWTH STRATEGIES

We believe that the KCPL/UCU merger provides significant opportunities for growth through energy marketing in an open access Btu environment --

- -       We expect wholesale marketing and pipeline/processing
	operations to contribute $12 million pretax incremental earnings by 1997 based on UCU's current marketing and pipeline/processing operations and the addition of KCPL's capital resources. Creation of formidable national competitor for power marketing business

- -       UCU's position as one of the largest and earliest direct
	marketers in US is being leveraged for entry into wholesale and eventual retail marketing of electric energy

- -       Strong regional market and dispatch expertise

- -       Gas hedging and derivatives experience

GROWTH STRATEGIES

We believe that the KCPL/UCU merger provides significant opportunities for growth through marketing of new products and services --

- -       Expect new products and services to contribute $6-$12
	million pretax incremental earnings by 1997 due to contributions of:

	-       CellNet/Novell technology

	-       Home warranty programs

	-       Home security

- -       Provide customer and energy information and communication
	services

- -       Manage operational costs and enhance system reliability

OUR VISION FOR THE NEW COMPANY

- -    10 years experience operating competitive non-regulated businesses

- -    Diverse products, territories, asset base and generating mix

- -    10 years investment in growth - $3 billion

- -    Recognized leader in fuel procurement and generating technology

- -    Top 10 in power marketing

- -    Top 10 in gas wholesaling

- -    Top level of employee ownership

- -    Chairman and CEO combined experience - over 40 years

COMBINED FINANCIALS
(Based on year end 1995 - pro forma)

millions                        UCU          KCPL           New Company

- -    Revenues                   $2,798.5     $886.0         $3,684.5

- -    Operating income           $225.1       $244.1         $469.2

- -    Earnings available         $77.7        $118.6         $196.3

- -    10-year total return       298%         373%
     (vs. industry average of 211%)

- -    Total assets               $3,885.9     $2,882.5       $6,768.4

WE BELIEVE THAT THE KCPL/UCU MERGER WILL BENEFIT STAKEHOLDERS --

Shareholders

- -    Strong potential for earnings growth  See "Growth Strategies"
     on pages 11-15 hereof.

- -    Increase over KCPL dividend  See "Newco Dividend" on page 20 hereof.

Customers

- -    Range of energy products and services

- -    Immediate reductions in retail electric rates; shared savings

- -    5-year period of rate stability

WE BELIEVE THAT THE KCPL/UCU MERGER WILL BENEFIT STAKEHOLDERS --

Employees

- -    Part of a stronger, growth-oriented company

- -    Expanded career opportunities with multinational reach

- -    Opportunity to own stock in a competitive, national energy company

Communities

- -    Stronger voice in national policy debates

- -    Greater ability to attract new business

- -    Enhanced community involvement and support

NEWCO DIVIDEND

- -    Initial annualized dividend rate of $1.85

- -    Represents 18.6% increase for KCPL shareholders over current KCPL annual dividend of $1.56

- -    Confirmation of strong growth potential

- -    Ratio of dividends paid to combined company's earnings in the 80-85%
     range, based on $1.85 annual dividend and estimates of combined company's earnings

- -    Platform for continued dividend growth

GROWTH IN SHAREHOLDER VALUE

[Graph]

			 UCU                     KCPL

85                  $1,000.00                $1,000.00

86                  $1,539.43                $1,335.40

87                  $1,205.20                $1,289.86

88                  $1,665.40                $1,752.15

89                  $2,107.26                $2,100.48

90                  $2,091.46                $2,296.24

91                  $3,083.56                $3,298.78

92                  $3,162.00                $3,377.95

93                  $3,819.58                $3,625.56

94                  $3,392.51                $3,953.31

95                  $3,980.76                $4,732.90

December 31

NORTH AMERICA

KCPL/UtiliCorp Operations

[Map of North America showing the areas and locations of KCPL and UtiliCorp businesses]

POWER PROJECTS

KCPL/UtiliCorp Operations

[Map of United States showing locations of power projects]

POWER PROJECTS

[Map of China and Jamaica showing locations of power projects]

INTERNATIONAL

[Map of British Columbia, New Zealand, United Kingdom and
Australia]

- -    British Columbia          81,000

- -    New Zealand              279,000

- -    United Kingdom            27,000

- -    Australia                520,000

WHY KCPL TURNED DOWN WESTERN OFFER:

- -    Asset concentration in nuclear facilities  KCPL owns 47% of the
     Wolf Creek nuclear plant, and a combined KCPL/Western entity would own 94% of Wolf Creek.

- -    Premium from KGE acquisition  According to Western's 1995 Annual
     Report (page 27), in accordance with a Kansas Corporation Commission order relating to Western's acquisition of Kansas Gas and Electric Company, Western will recognize an amortization expense of $20,000,000 per year for 40 years commencing August 1995.

- -    KCPL believes that Western's rates are not uniform for all its customers, and KCPL feared that Western would reduce rates so as to equalize rates for all customers.

- -    Based on prior merger discussions between KCPL and Western (see page
     33 of the KCPL/UCU Proxy Statement/Prospectus), KCPL believes that Western's proposal's advantages relate primarily to cost cutting and not to any particular strategy.

ANALYSIS OF HOSTILE OFFER

- -    Attempt to block strategic merger

- -    No successful hostile transaction for utilities

- -    Western has boasted of doing deals monthly*

- -    We believe that Western's merger assumptions and synergies are unrealistic  See "Our Views On Western's Synergies
     Analysis" on page 32 hereof.

*See "Western Resources Names Mergers Expert as President",
March 1, 1996 edition of The Kansas City Star.

WESTERN'S CONDITION TO MERGER

- -    90% of KCPL shares tendered

- -    Satisfy Missouri Business Combination Law - requires KCPL
     board approval

- -    Western's shareholders must approve a transaction that we
     believe would be dilutive to them

- -    Western can amend the terms or terminate transaction any
     time prior to closing

ANALYSIS OF COLLAR
KCP&L Value Received Based on Western's Stock Price

[Graph]

- -    Price (4/12/96) $29.125

- -    KCP&L shareholders would receive a maximum of 0.985 WR shares

- -    Participate in downside if WR stock price falls below $28.43

- -    $28 Per KCP&L Share Offer Price

- -    KCP&L shareholders would receive a minimum of 0.910 WR share

- -    Participate in upside only if WR stock price rises above $30.77

ANALYSIS OF COLLAR
KCP&L Dividends Received Based on Western's Stock Price

[Graph]

- -    Price (4/12/96) $29.125

- -    KCP&L shareholders would receive a maximum of 0.985 WR shares

- -    Receive maximum dividends of $2.03 per KCP&L share

- -    KCP&L shareholders would receive a minimum of 0.910 WR share

- -    Receive minimum dividends of $1.87 per KCP&L share

COMPARISON OF CLAIMED SYNERGIES IN RECENT UTILITY MERGERS
Chronologically Ordered by Announcement Date

					Estimated Cost Savings:       As a Percent of Combined:
			      Aggregate      # of      Per Year                           Pre-Tax
			      ($MM)          Years      ($MM)       Revenues     O&M      Income

KCP&L/Western Resources       $1,000         10         $100        4.0%         7.1%     22.6%

UtiliCorp/KCP&L               $600           10         $60         1.6%         2.1%     19.1%

IES/Interstate/WPL            $700           10         $70         3.5%         5.4%     27.0%

Washington Energy/Puget
Sound P&L                     $370           10         $37         2.3%         3.8%     22.3%

Potomac Electric/
Baltimore G&E                 $1,300         10         $130        2.7%         4.8%     17.5%

Southwestern P.S./
P.S.Co. of Colorado           $770           10         $77         2.7%         3.9%     21.6%

CIPSCO/Union Electric         $570           10         $57         1.8%         3.4%      9.0%

Wisconsin Energy/
Northern States Power         $2,000         10         $200        4.8%         7.9%     27.3%

Iowa-Illinois G&E/
Midwest Resources             $400           10         $40         2.6%         3.9%     18.5%

Sierra Pacific Res./
Wash. Water Power             $450           10         $45         3.9%         6.2%     22.1%

PSI Resources/Cinn. G&E       $1,500         10         $150        5.7%         9.3%     34.4%

Gulf States/Entergy           $1,700         10         $170        3.0%         5.4%     18.4%

Kansas G&E/Kansas P&L         $140            5         $28         1.7%         2.6%     18.7%

Source:  As disclosed in merger proxies for respective transactions.


OUR VIEWS ON WESTERN'S SYNERGIES ANALYSIS

Western's synergy analysis is set forth in a report filed with the Kansas Corporation Commission dated April 1996 and entitled "Project
Royal". KCPL analyzed this report and found that such report used public data regarding KCPL and made certain assumptions regarding KCPL.
Based on a more complete understanding of its own business, KCPL formed certain beliefs as to inaccuracies in Western's analysis. Such beliefs are summarized below.

				       Estimated
				     Overstatement
Savings Category                         ($MM)                               Comments

- -  Procurement Savings                  [$150]      - Overstated due to universe of materials upon which savings are
						      calculated and discount rate applied (e.g., universe includes
						      generation and small volume items).

						    - Forecasts not based on any transaction-specific data, but on
						      claimed experience in prior transactions.

						    - FERC has criticized similar projections by Western's consultant as
						      "unsubstantiated".

						    - Difference between Western's and KCP&L's/UCU's procurement
						      estimates accounts for nearly half of the difference in total cost
						      savings estimates.
- -  Labor

     -    Irrelavant and statistically  [$110]      - Irrelavant benchmarks used in labor savings calculations.
	  invalid benchmarks

     -    Salary and benefits           [$27]       - Assumed a 34% benefit rate for KCP&L (KCP&L rate is 26%).
	  calculations                              - Aggressive salary and benefits escalation (KCP&L believes 3.5%
						      is the rate).

     -    Implementation of synergies   [$43]       - Assumes implementation of all synergies on January 1, 1998.
						    - Analysis is a "best guess" based on prior "best guesses".
						    - Savings asserted in conjunction with a no layoff policy.

- -  Customer Information Systems and     [$100]      - Overstated nominal dollar synergy amounts.
   Data Center Operation Costs

- -  Transaction Costs                    [$88]       - Left out of calculation.

- -  Savings Which Could Be Achieved
   on a Stand-Alone Basis

TOTAL OVERSTATEMENT                     [$518]



COMPARATIVE PROFILES OF WESTERN AND UTILICORP
Summary of Key Strategic Initiatives

Western Resources                                         UtiliCorp United

- -  Acquisition of 23.4% in ADT Ltd., a home security      -  Launch of EnergyOne, a national brand name for
   business, for approximately $444 million.                 energy services.
- -  Acquisition of the Wing Group, an IPP company          -  Acquisition of a 50% interest in United Energy, the
   founded in 1991, with options to buy into overseas        first Australian electric distribution company to be
   projects.                                                 privatized.
- -  Joint venture with EUA Cogenex to provide energy       -  Acquisition of a 20% stake in Power New Zealand
   services to business customers.                           and Energy Direct, the second and fourth largest
- -  Acquisition of Mobilefone Security and Paging and         electric distribution utilities in New Zealand.
   Communications and Signaling, two Topeka-based         -  UtilCo Group IPP subsidiary with equity ownership
   security service businesses.                              interests in 16 projects worldwide already, becomes
- -  Venture with Mobil Natural Gas to develop gas-            an equity partner in a 60 MW project in Kingston,
   gathering and gas processing plants.                      Jamaica.
- -  Merged its natural gas compressor rental subsidiary    -  Broaden gas marketing operations through acquisition
   with Hanover Compressor.                                  of Broad Street Oil & Gas and Tristar Gas Company.
- -  Acquisition of a 25% interest in Valence L.L.C., a     -  Purchase of gas distribution and transmission systems
   manufacturer of uninterruptible power supply              in Kansas and a 218-mile intrastate gas pipeline
   systems.                                                  system in Missouri.
- -  Sale of Missouri gas properties with proceeds used to
   retire debt incurred in the acquisition of Kansas Gas
   & Electric.



PROJECTIONS OF COMBINED COMPANY POST MERGER
Projections Claimed by Western in its April 22, 1996 Filing with the SEC
($MM, except per share amounts)

			      Pro Forma Pre Merger        Combined Company Post Merger
				1996      1997            1998          1999      2000
Operating Revenues             $2,568     $2,623          $2,663        $2,726    $2,800
Operating Expenses              2,107      2,175           2,282         2,241     2,316
   Operating Income               461        449             382           485       483
Other Income                       41         78              66            95       101
Interest Charges                  197        204             217           210       207
   Net Income                     305        322             231           369       377
Preferred Dividends                18          7               1             1         1

Net Income to Common             $287       $315            $230          $368      $376
EPS(a)                          $2.33      $2.52           $1.81         $2.87     $2.94
EPS(b)                          $2.33      $2.52           $2.64         $2.89     $2.94

Western's Projected Stand-Alone Earnings Based on Wall Street Consensus Estimates(c)

				1996      1997            1998(d)       1999(d)   2000(d)
First Call                     $2.70      $2.77           $2.89         $3.01     $3.14

Zacks                          $2.71      $2.76           $2.91         $3.08     $3.25

________________________________

<F1>
(a) Calculated assuming an exchange ratio of .96137 based on April 12, 1996 closing stock prices.
</F1>
<F2>
(b) EPS excludes transaction costs and costs to achieve synergies.
</F2>
<F3>
(c) Oppenheimer estimates for Western on a stand-alone basis (include 6.5 million common share offering in September 1996)
    are $2.70, $2.60 and $2.75 in 1996, 1997 and 1998, respectively.
</F3>
<F4>
(d) Derived from a long-term growth rate of 3.0% from First Call and a long-term growth rate of 3.7% from Zacks.
</F4>


COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Customer Centered Technology, Information and Communications

KCP&L                                           UtiliCorp                                       Western Resources

- -  Largest number of installed wireless      -  Joint venture with Novell, largest          -  Planned pilot program for
   (CellNet) smart meters in the US             network software firm, to deploy in-           32,000 drive-by meters.
   (200,000).  Currently reading 90,000         home and in-business energy
   customer premises.                           management LANs.

- -  CellNet technology can handle             -  Novell position as largest network
   collection of large amounts of in-           provider can integrate large volume
   home and in-business LAN                     of data from many locations
   generated data and transmission of           collected by CellNet technology and
   digital information to many                  can select communications for
   dispersed locations.                         transmission.



COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Energy Marketing in an Open Access Btu Environment

KCP&L                                   UtiliCorp                                       Western Resources

- -  No gas marketing operation.          -  One of ten largest gas marketers in       -  Modest gas marketing operation
					   US - in operation for ten years.             established in 1995.

- -  Extensive bulk power sales           -  Received one of the early FERC            -  Has applied for FERC electric
   experience - one-fourth of owned        electric marketer licenses and ranks         marketing license.
   generation output sold off-system.      as one of the largest electric
					   marketers.



COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Geographic Diversification of Independent Power and Utility
Operations

	     KCP&L                                   UtiliCorp                             Western Resources

- -  Concentrated in western urban        -  Anchored in suburban and rural            -  Concentrated in eastern & central
   Missouri.                               western Missouri.                            Kansas.

- -  No utility operations outside        -  Nine gas and electric utility divisions   -  None.
   traditional service territory.          in 8 states acquired over the past 10
					   years.

- -  700 MW IPP in development in         -  Equity investments in 17 IPPs in US       -  None.
   Missouri.                               and Jamaica.

- -  No foreign utility operations.       -  Majority ownership and control of         -  None.
					   distribution utilities in Australia and
					   New Zealand.

- -  Three small power production         -  Business plan near completion for         -  Purchased Wing Power
   facility agreements in China.           assessing IPP investments in eleven          Development - no equity in any
					   foreign countries.                           operating foreign power projects.

- -  No foreign energy marketing          -  Gas marketing in UK.                      -  None.
   activities.


KCPL AND UCU BELIEVE THAT THEIR MERGER REPRESENTS THE PERFECT MERGER OF EQUALS

[Triangle]

- -    Achievable

- -    Strategic

- -    Credible